UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2023

Enphys Acquisition Corp.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-40879	87-2010879
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Wall Street 20th Floor New York, New York	10005
(Address of principal executive offices)	(Zip Code)

(646) 854-6565
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	NFYS.U	New York Stock Exchange

Class A ordinary shares, par value $0.0001 per share	NFYS	New York Stock Exchange

Redeemable warrants, each whole warrant exercisable for one share of Class A ordinary shares at an exercise price of $11.50	NFYS.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 6, 2023, Enphys Acquisition Corp. (the “Company”) held an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”) to vote on the proposals described under Item 5.07 of this Current Report on Form 8-K. At the Extraordinary General Meeting, the Company’s shareholders approved an amendment to the Company’s amended and restated memorandum and articles of association (the “Extension Amendment”) to extend the date by which the Company must consummate a business combination from October 8, 2023 to February 8, 2024 (the “Extended Date”) (the “Extension Amendment Proposal”).

At the Extraordinary General Meeting, the Company’s shareholders also approved an amendment to the Company’s amended and restated memorandum and articles of association (the “Founder Share Amendment”) to provide for the right of a holder of the Company’s Class B ordinary shares, par value $0.0001 per share, to convert into Class A ordinary shares, par value $0.0001 per share, of the Company on a one-for-one basis prior to the closing of an initial business combination at the election of the holder (the “Founder Share Amendment Proposal”).

The foregoing description is qualified in its entirety by reference to the Extension Amendment and the Founder Share Amendment, copies of which are attached as Exhibit 3.1 hereto and are incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Extraordinary General Meeting, the Company’s shareholders were presented with the Extension Amendment Proposal and the Founder Share Amendment Proposal, each of which is described in greater detail in the final proxy statement filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on September 11, 2023 (the “Proxy”), as supplemented by Amendment and Supplement No. 1 to the Proxy filed with the SEC on September 19, 2023 and Amendment and Supplement No. 2 to the Proxy filed with the SEC on September 25, 2023.

Holders of 32,687,679 ordinary shares of the Company held of record as of September 11, 2023, the record date for the Extraordinary General Meeting, were present in person or by proxy, representing approximately 75.79% of the voting power of the Company’s ordinary shares as of the record date for the Extraordinary General Meeting, and constituting a quorum for the transaction of business.

The voting results for each proposal were as follows:

The Extension Amendment Proposal

For	Against	Abstain
32,687,676	3	0

The Founder Share Amendment Proposal

For	Against	Abstain
32,677,676	3	10,000

The Company had solicited proxies to approve an adjournment proposal, but this proposal was not presented at the Extraordinary General Meeting.

In connection with the vote on the above proposals, the holders of 24,301,795 Class A ordinary shares of the Company properly exercised their right to redeem their shares.

Enphys Acquisition Sponsor LLC, the Company’s sponsor, or one or more of its affiliates or designees will, on October 10, 2023, deposit into the Trust Account as a loan with respect to the Extension Amendment an amount equal to the lesser of (i) $0.025 per Class A ordinary share multiplied by the number of Class A ordinary shares then outstanding and (ii) $100,000.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	Amendments to Amended and Restated Memorandum and Articles of Association.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2023

ENPHYS ACQUISITION CORP.

By:	/s/ Jorge de Pablo
Name:	Jorge de Pablo
Title:	Chief Executive Officer